As filed with the Securities and Exchange Commission on September 27, 2021

Registration Statement No. 333-256187

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bird Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7389	86-3723155
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

406 Broadway, Suite 369

Santa Monica, California 90401

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wendy Mantell

Secretary

Bird Global, Inc.

406 Broadway, Suite 369

Santa Monica, California 90401

(866) 205-2442

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin G. Hamill Rachel W. Sheridan Christopher J. Clark Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Wendy Mantell General Counsel Bird Rides, Inc. 406 Broadway, Suite 369 Santa Monica, California 90401 (866) 205-2442	Jim Mutrie Co-Chief Executive Officer Switchback II Corporation 5949 Sherry Lane, Suite 1010 Dallas, Texas 75225 (972) 514-9535	Douglas E. McWilliams E. Ramey Layne Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective and on completion of the business combination described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share(2)	270,438,314(3)	$9.86	$2,666,521,776.04(4)	$290,917.53(5)
Class X Common Stock, par value $0.0001 per share(2)	39,092,936(6)	$9.86	$385,456,348.96(7)	$42,053.29(5)
Warrants	11,875,000(8)	$1.21	$14,368,750.00(9)	$1,567.63(5)
Class A Common Stock issuable upon exchange of Switchback Warrants(2)	11,875,000(10)	$11.50	$136,562,500.00(11)	$14,898.97(5)
Total			$3,202,909,375.00	$349,437.42(12)

(1)

All securities being registered are issued by Bird Global, Inc., a Delaware corporation (“Bird Holdings”), in connection with the proposed business combination (the “Business Combination”) among Bird Holdings, Switchback II Corporation, a Cayman Islands exempted company (“Switchback”), Maverick Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Switchback, and Bird Rides, Inc., a Delaware corporation (“Bird”), as described herein.

(2)

Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3)

Based on the maximum number of shares of Class A common stock, par value $0.0001 per share, of Bird Holdings (“New Bird Class A Common Stock”) estimated to be issued, or issuable, by Bird Holdings in connection with the Business Combination. Such maximum number of shares of New Bird Class A Common Stock is based on the sum of (i) up to 31,625,000 Class A ordinary shares, par value $0.0001 per share, of Switchback (“Class A Ordinary Shares”) that were sold pursuant to Switchback’s Registration Statement on Form S-1 (File No. 333-251487) as part of the units in Switchback’s initial public offering (the “public shares”), which will be canceled and automatically converted, on a one-for-one basis, into shares of New Bird Class A Common Stock pursuant to the Domestication Merger (as defined herein), (ii) 7,906,250 Class B ordinary shares, par value $0.0001, of Switchback, which will be canceled and automatically converted, on a one-for-one basis, into shares of Class B common stock, par value $0.0001, of Bird Holdings pursuant to the Domestication Merger (which shares and will thereafter convert, on a one-for-one basis, into shares of New Bird Class A Common Stock in connection with the Acquisition Merger (as defined herein)), (iii) 205,250,724 shares of common stock, par value $0.000001 per share, of Bird (“Bird Common Stock”), which will be canceled and automatically converted into shares of New Bird Class A Common Stock pursuant to the Acquisition Merger (calculated based on an estimated exchange ratio of approximately 0.883 shares of New Bird Class A Common Stock for each share of Bird Common Stock), and (iv) up to 25,656,340 shares of New Bird Class A Common Stock that may be issued after consummation of the Acquisition Merger pursuant to the earnout provisions of the business combination agreement described herein (calculated based on an estimated exchange ratio of approximately 0.883 shares of New Bird Class A Common Stock for each share of Bird Common Stock). Such number of shares of New Bird Class A Common Stock may be increased or decreased based on the final exchange ratio, such that the total number of shares of New Bird Class A Common Stock and New Bird Class X Common Stock (as defined below) issued or issuable to the holders of Bird Common Stock immediately prior to consummation of the Business Combination pursuant to the terms of the business combination agreement described herein does not exceed 270,000,000.

(4)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount calculated as the product of (i) 270,438,314 shares of New Bird Class A Common Stock, the estimated maximum number of shares of New Bird Class A Common Stock that may be issued or issuable in connection with the Business Combination, and (ii) $9.86, the average of the high and low trading prices of the Class A Ordinary Shares on May 13, 2021.

(5)	Calculated pursuant to Rule 457 promulgated under the Securities Act by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001091.
(6)

Based on the maximum number of shares of Class X common stock, par value $0.0001 per share, of Bird Holdings (“New Bird Class X Common Stock”) estimated to be issued, or issuable, in connection with the Business Combination. Such maximum number of shares of New Bird Class X Common Stock is based on the sum of (i) 34,749,276 shares of Bird Common Stock, which will be canceled and automatically converted into shares of New Bird Class X Common Stock pursuant to the Acquisition Merger (calculated based on an estimated exchange ratio of approximately 0.883 shares of New Bird Class X Common Stock for each share of Bird Common Stock), and (ii) up to 4,343,660 shares of New Bird Class X Common Stock that may be issued after consummation of the Business Combination pursuant to the earnout provisions of the business combination agreement described herein (calculated based on an estimated exchange ratio of approximately 0.883 shares of New Bird Class X Common Stock for each share of Bird Common Stock). Such number of shares of New Bird Class X Common Stock may be increased or decreased based on the final exchange ratio, such that the total number of shares of New Bird Class A Common Stock and New Bird Class X Common Stock issued or issuable to the holders of Bird Common Stock immediately prior to consummation of the Business Combination pursuant to the terms of the business combination agreement described herein does not exceed 270,000,000.

(7)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 39,092,936 shares of Class X Common Stock, the estimated maximum number of shares of Class X Common Stock that may be issued in connection with the Business Combination, and (ii) $9.86, the average of the high and low trading prices of the Class A Ordinary Shares on May 13, 2021.

(8)

Represents (i) 6,325,000 warrants to acquire Class A Ordinary Shares (“Switchback Warrants”) that were sold as part of the units in Switchback’s initial public offering and (ii) 5,550,000 warrants to acquire Class A Ordinary Shares that were sold to Switchback’s sponsor in a private placement. All such warrants will be assumed and converted into warrants to acquire shares of New Bird Class A Common Stock (“New Bird Warrants”) in connection with the Domestication Merger.

(9)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 11,875,000 New Bird Warrants, the estimated maximum number of New Bird Warrants that may be issued in connection with the Domestication Merger, and (ii) $1.21, the average of the high and low trading prices of the Switchback Warrants on May 13, 2021.

(10)	Represents Class A Common Stock issuable upon the exercise of New Bird Warrants.
(11)

Pursuant to Rule 457(g) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 11,875,000 shares of New Bird Class A Common Stock, the estimated maximum number of shares of New Bird Class A Common Stock that may be issued on exchange of New Bird Warrants, and (ii) $11.50, the exercise price of the New Bird Warrants.

(12)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Bird Global, Inc. is filing this Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-256187) (the “Registration Statement”) solely to file Exhibits 23.1, 23.2, and 23.3. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the filed exhibits. No changes are being made to the preliminary proxy statement/prospectus or Items 20 or 22 of Part II to the Registration Statement. Accordingly, the preliminary proxy statement/prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, the Proposed Certificate of Incorporation and Proposed Bylaws will limit the liability of New Bird’s directors to the fullest extent permitted by the DGCL, and will provide that New Bird will indemnify New Bird’s directors to the fullest extent permitted by the DGCL. In connection with the Business Combination, New Bird will enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that New Bird will indemnify each of its directors and such officers to the fullest extent permitted by law and the Proposed Certificate of Incorporation and the Proposed Bylaws, and will provide for advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified.

New Bird will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of New Bird arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 21. Exhibits and Financial Statements Schedules

(a)	Exhibits:

Exhibit Number	Description

2.1+	Business Combination Agreement, dated as of May 11, 2021, by and among Switchback, Merger Sub, Bird Holdings, and Bird (included as Annex A to the proxy statement/prospectus that forms a part of this registration statement).

3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to Switchback’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on January 12, 2021).

3.2	Form of Amended and Restated Certificate of Incorporation of New Bird (included as Annex B to the proxy statement/prospectus that forms a part of this registration statement).

3.3	Form of Amended and Restated Bylaws of New Bird (included as Annex C to the proxy statement/prospectus that forms a part of this registration statement).

4.1	Specimen Unit Certificate of Switchback (incorporated by reference to Exhibit 4.1 to Switchback’s Registration Statement on Form S-1 (Registration No. 333-251487) filed with the SEC on December 31, 2020).

4.2	Specimen Class A Ordinary Share Certificate of Switchback (incorporated by reference to Exhibit 4.2 to Switchback’s Registration Statement on Form S-1 (Registration No. 333-251487) filed with the SEC on December 31, 2020).

4.3	Specimen Warrant Certificate of Switchback (incorporated by reference to Exhibit 4.3 to Switchback’s Registration Statement on Form S-1 (Registration No. 333-251487) filed with the SEC on December 31, 2020).

4.4	Warrant Agreement, dated January 7, 2021, between Switchback and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Switchback’s Current Report on Form 8-K filed with the SEC on January 12, 2021).

4.5	Specimen Class A Common Stock Certificate of New Bird.

4.6	Specimen Warrant Certificate of New Bird.

5.1	Opinion of Latham & Watkins LLP with respect to the legality of the securities being registered.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

10.1†	Form of Bird Global, Inc. 2021 Incentive Award Plan (included as Annex D to the proxy statement/prospectus that forms a part of this registration statement).

Exhibit Number	Description

10.2†	Form of Bird Global, Inc. 2021 Employee Stock Purchase Plan (included as Annex E to the proxy statement/prospectus that forms a part of this registration statement).

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to Switchback’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on May 11, 2021).

10.4	Letter Agreement, dated January 7, 2021, among Switchback, its officers, its directors, and the Sponsor (incorporated by reference to Exhibit 10.1 to Switchback’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on January 12, 2021).

10.5	Investment Management Trust Agreement, dated January 7, 2021, between Switchback and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to Switchback’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on January 12, 2021).

10.6	Registration Rights Agreement, dated January 7, 2021, among Switchback, the Sponsor, and the other parties named therein (incorporated by reference to Exhibit 10.3 to Switchback’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on January 12, 2021).

10.7	Administrative Services Agreement, dated January 7, 2021, between Switchback and the Sponsor (incorporated by reference to Exhibit 10.4 to Switchback’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on January 12, 2021).

10.8	Private Placement Warrants Purchase Agreement, dated January 7, 2021, between Switchback and the Sponsor (incorporated by reference to Exhibit 10.4 to Switchback’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on January 12, 2021).

10.9	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 of Switchback’s Registration Statement on Form S-1 (Registration No. 333-251487) filed with the SEC on December 31, 2020).

10.10	Promissory Note, dated October 8, 2020, issued to the Sponsor by Switchback (incorporated by reference to Exhibit 10.1 to Switchback’s Registration Statement on Form S-1 (Registration No. 333-251487) filed with the SEC on December 18, 2020).

10.11	Securities Subscription Agreement, dated October 8, 2020, between Switchback and the Sponsor (incorporated by reference to Exhibit 10.5 to Switchback’s Registration Statement on Form S-1 (Registration No. 333-251487) filed with the SEC on December 18, 2020).

10.12	Stockholder Support Agreement, dated as of May 11, 2021, by and among Switchback and the shareholders of Bird named therein.

10.13	Founders Shares Letter, dated as of May 11, 2021, by and among Switchback and the initial shareholders of Switchback named therein (incorporated by reference to Exhibit 10.1 to Switchback’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on May 12, 2021).

10.14	Amendment No. 1 to Letter Agreement, dated as of May 11, 2021, by and among Switchback, its officers, its directors, and the Sponsor (incorporated by reference to Exhibit 10.2 to Switchback’s Current Report on Form 8-K (File No. 001-39863) filed with the SEC on May 12, 2021).

10.15	Form of Amended and Restated Registration Rights Agreement by and among New Bird and the holders party thereto.

10.16+	Loan and Security Agreement, dated as of April 27, 2021, by and among Bird US Opco, LLC, as borrower, Bird US Holdco LLC, as holdco guarantor, the persons from time to time party thereto as lenders, and MicCap Financial Trust, as administrative agent.

10.17+	Master Scooter Operating Lease and Servicing Agreement, dated as of April 27, 2021, by and between Bird US Opco, LLC, as lessor, and Bird, as a lessee and servicer.

Exhibit Number	Description

10.18†	Bird Rides, Inc. 2017 Stock Plan.

10.19†	Form of Stock Option Agreement (under Bird Rides, Inc. 2017 Stock Plan).

10.20†	Form of Restricted Stock Unit Agreement (under Bird Rides, Inc. 2017 Stock Plan).

10.21†	Offer Letter by and between Yibo Ling and Bird, dated as of September 28, 2018.

10.22†	Offer Letter by and between William Scott Rushforth and Bird, dated as of August 9, 2017.

10.23†	Director Offer Letter by and between Racquel Russell and Bird, dated as of November 25, 2020.

10.24†	Common and Founders Preferred Stock Purchase Agreement by and between Travis VanderZanden and Bird, dated as of May 10, 2017, and amended by that certain Amendment No. 1 to Common and Founders Preferred Stock Purchase Agreement, dated as of June 9, 2017.

10.25†	Form of Restricted Stock Unit Agreement (under Bird Global, Inc. 2021 Incentive Award Plan).

10.26†	Form of Option Agreement (under Bird Global, Inc. 2021 Incentive Award Plan).

10.27†	Form of Restricted Stock Unit Agreement (under Bird Global, Inc. 2021 Incentive Award Plan) (International).

10.28†	Form of Option Agreement (under Bird Global, Inc. 2021 Incentive Award Plan) (International).

23.1*	Consent of Ernst & Young LLP (with respect to the Bird Global, Inc. balance sheet and the Bird Rides, Inc. consolidated financial statements).

23.2*	Consent of WithumSmith+Brown, PC.

23.3*	Consent of Frank, Rimerman + Co. LLP.

23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.5	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

24.1	Power of Attorney (included on the signature page to the initial filing of this Registration Statement on Form S-4).

99.1	Consent of Roelof F. Botha to be named as a director.

99.2	Consent of Daniel Friedland to be named as a director.

99.3	Consent of Nathaniel Justin Kan to be named as a director.

99.4	Consent of Robert Komin to be named as a director.

99.5	Consent of Jim Mutrie to be named as a director.

99.6	Consent of Racquel Russell to be named as a director.

99.7	Consent of David Sacks to be named as a director.

99.8	Form of Proxy Card for Extraordinary General Meeting.

*	Filed herewith.
+

The annexes, schedules, and certain exhibits have been omitted from Exhibits 2.1, 10.16, and 10.17 pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of every omitted annex, schedule, of exhibit to the SEC upon request.

†	Indicates a management contract or compensatory plan.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)

That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on September 27, 2021.

Bird Global, Inc.

By:	/s/ Travis VanderZanden
Name:	Travis VanderZanden
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 27, 2021.

Signature	Title

/s/ Travis VanderZanden Travis VanderZanden	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Yibo Ling Yibo Ling	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)